Exhibit 10.4
Tenth Amendment to License Agreement
This Tenth Amendment to License Agreement (“Tenth Amendment”) is made as of April 14, 2023, by and between Prime Medicine, Inc. (“Licensee”) and MIL 21E, LLC (“Licensor”).
WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated March 16, 2020, as amended by that certain First Amendment to License Agreement dated August 17, 2020, as amended by that certain Second Amendment to License Agreement dated October 21, 2020, as amended by that certain Third Amendment to License Agreement dated May 24, 2021, as amended by that certain Fourth Amendment to License Agreement dated July 27, 2021, as amended by that certain Fifth Amendment to License Agreement dated December 20, 2021, as amended by that certain Sixth Amendment to License Agreement dated April 5, 2022, as amended by that certain Seventh Amendment to License Agreement dated May 27, 2022, as amended by that certain Eighth Amendment dated June 21, 2022, as amended by that certain Ninth Amendment dated March 17, 2023 (collectively “License Agreement”);
WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;
WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,
WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Tenth Amendment, have the same meaning as set forth in the License Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:
1.Licensed Premises. Effective April 15, 2023 (“Second Expanded Premises Commencement Date”)1 the License Agreement is hereby amended by (i) adding the attached Exhibit 1-D to the existing Exhibit 1, Exhibit 1-A, Exhibit 1-B, and Exhibit 1-C and (ii) adding the following sentence to the end of Section 1(a):
The License shall be expanded to include Scaling Suite Lab D and Office M, as shown on the blue shaded portion of the floor plan attached hereto as Exhibit 1-C of this Tenth Amendment (“Second Expanded Premises”), as part of the Licensed Premises. For the avoidance of doubt, Exhibit 1, Exhibit 1-A, Exhibit 1-B, and Exhibit 1-C of the License Agreement shall remain applicable, and the attached Exhibit 1-D shall be inserted immediately thereafter.
2.Occupants. Section 1(c) of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:
1 Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Second Expanded Premises on or before the Second Expanded Premises Commencement Date; provided, however, that if Licensor is unable to provide Licensee access to the Second Expanded Premises on or before the Second Expanded Premised Commencement Date, the Second Expanded Premised Commencement Date shall be extended by the number of days Licensor is unable to provide access to the Second Expanded Premises.

Effective the Second Expanded Premises Commencement Date, Occupants shall be defined as one hundred twenty-four (124) of Licensee’s members, employees or agents. For the avoidance of doubt, the parties hereto acknowledge and agree that the Written Approval for Additional Occupant form dated and signed March 29, 2023, is hereby voided as those approved Additional Occupants are now included within the Occupants as defined in this Tenth Amendment.
3.License Fee. Section 3(a) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:
Effective the Second Expanded Premises Commencement Date, in addition to the existing License Fee, Licensee shall pay a monthly license fee of $156,000.00 for the Second Expanded Premises (“Second Expanded Premises Fee”). The Second Expanded Premises Fee shall be subject to a four percent (4%) increase upon each anniversary of the Second Expanded Premises Commencement Date, as shown on Schedule A attached hereto. Except as expressly stated otherwise herein, the Second Expanded Premises Fee shall be subject to all the same terms and conditions as the License Fee.
4.Security Deposit. Section 3(c) of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:
In consideration of the Second Expanded Premises, the Security Deposit shall be increased from $561,600.00 to $723,840.00.
5.Initial Payment. Section 3(d) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:
Immediately upon the execution of this Tenth Amendment, Licensee shall pay an amount equal to the Second Expanded Premises Fee for the first month of the Second Expanded Premises ($156,000.00), the Second Expanded Premises Fee for the last month of the Term ($162,240.00), as well as the increase in the Security Deposit commensurate with the addition of the Second Expanded Premises ($162,240.00). As such, Licensee shall pay a total of $480,480.00, on or before the execution of this Tenth Amendment.
6.Parking. Section 6 of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:
Effective the Second Expanded Premises Commencement Date, Licensee’s Parking Spaces shall be defined as eighteen (18).
7.Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Tenth Amendment, and, in the event of any brokerage claims asserted against Licensor predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify Licensor against any such claim.
8.Ratification. Except as expressly amended hereby, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

9.Counterparts. This Tenth Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.
IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Tenth Amendment as of the date first written above.

LICENSOR	LICENSEE
/s/ Brian Taylor	/s/ Keith Gottesdiener
By: Brian Taylor Title: Head of Biopharma Solutions	By: Keith Gottesdiener Title: President and CEO